Exhibit 10.16

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AUTOMATIC FACULTATIVE PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

issued to

LEMONADE INSURANCE COMPANY

New York, New York

including any and/or all companies that are or may hereafter become affiliated therewith

AUTOMATIC FACULTATIVE PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE CONTRACT

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ARTICLE 30 NON-WAIVER	19

ARTICLE 31 INTERMEDIARY	19

ARTICLE 32 MODE OF EXECUTION	20

Attachments

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.	22

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.	24

TRUST AGREEMENT REQUIREMENTS CLAUSE	28

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE	30

EXHIBIT A - ISO TYPES 1-6: CONSTRUCTION CODE DESCRIPTIONS	32

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AUTOMATIC FACULTATIVE PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

issued to

LEMONADE INSURANCE COMPANY

New York, New York

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S)
ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

This Contract extends to cover all companies that are now or may hereafter become affiliated with the Company to the extent and under the same conditions and limitations as would be provided by this Contract if such affiliated companies were made a party under this Contract, provided that notice be given to the Reinsurer of any such companies that may hereafter become affiliated with the Company as soon as practicable, with full particulars as to how such affiliation is likely to affect this Contract.  In the event of either party maintaining that such affiliation calls for alteration in existing terms, and an agreement not being arrived at, then the business of such affiliated company is covered only for a period of forty-five days after notice by either party that they do not wish the company so affiliated to be covered.

ARTICLE 1

BUSINESS COVERED

A.                                   The Company shall be obligated to cede to the Reinsurer the business described in this Article, and the Reinsurer shall be obligated to accept such business as reinsurance from the Company.

B.                                   This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses occurring during the Term of this Contract under all Policies ceded to this Contract that are in force at the inception of this Contract, or written or renewed by the Company during the term of this Contract and classified by the Company as an accumulation of multiple HO-4 and HO-6 Policies subject to the terms and conditions herein contained.

ARTICLE 2

RETENTION AND LIMIT

The Reinsurer shall be liable in respect of each risk, each loss, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $3,000,000 each risk, each loss, subject to a limit of liability to the Reinsurer of $10,000,000 each risk, each loss, and further subject to a limit of liability to the Reinsurer of $10,000,000 each Loss Occurrence.

ARTICLE 3

TERM

A.                                   This Contract shall take effect at 12:01 a.m., Standard Time, July 1, 2020, and shall remain in effect until 12:01 a.m., Standard Time, July 1, 2021, applying to losses occurring during the term of this Contract.  “Standard Time” shall be as defined in the Company’s Policies.

B.                                   The Reinsurer shall have no liability for losses occurring after expiration of this Contract.

C.                                   However, at the Company’s option, the Reinsurer shall remain liable hereunder in respect of Policies in force at expiration, until the termination, expiration or renewal of such Policies, whichever occurs first, plus any extending reporting periods.  In such event, the Company shall pay to the Reinsurer an additional premium by multiplying the rate set forth in the Premium Article, multiplied by the Company’s Total Exposed Value during the run-off period, payable within 30 days after the end of each quarter.

D.                                   In the event this Contract expires on a run-off basis, the Reinsurer’s liability hereunder shall continue if the Company is required by statute or regulation to continue coverage, until the earliest date on which the Company may cancel the Policy.

ARTICLE 4

SPECIAL TERMINATION

A.                                   The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.                                     The Subscribing Reinsurer ceases underwriting operations.

2.                                     A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.

3.                                     The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.                                     The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by 20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).

5.                                     The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.

6.                                     The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Subscribing Reinsurer’s holding company group.

7.                                     The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.”  However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.

B.                                   Termination shall be effected on a cut-off or run-off basis at the option of the Company as outlined in the Term Article.  The reinsurance premium due the Subscribing Reinsurer hereunder (including any minimum reinsurance premium) shall be prorated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess reinsurance premium received.  Reinstatement premium, if any, shall be calculated based on the Subscribing Reinsurer’s reinsurance premium earned during the period of the Subscribing Reinsurer’s participation hereon.

C.                                   Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Subscribing Reinsurer’s liability for losses on Policies covered by this Contract.  In the event the Company and the Subscribing Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser.  If the Company and the Subscribing Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Subscribing Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots.  Payment by the Subscribing Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Reinsurer’s participation under this Contract.

D.                                   The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.

ARTICLE 5

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

ARTICLE 6

TRADE AND ECONOMIC SANCTIONS

Wherever potential coverage provided by this Contract would be in violation of any applicable economic or trade sanctions, any such coverage will conform to applicable law.

ARTICLE 7

EXCLUSIONS

This Contract shall not apply to and specifically excludes:

A.                                   Losses excluded by the attached:

1.                                     Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance — U.S.A.

2.                                     Nuclear Incident Exclusion Clause — Liability — Reinsurance — U.S.A.

B.                                   Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

C.                                   Loss or liability excluded by the attached Pools, Associations & Syndicates Exclusion Clause.

D.                                   Any loss resulting from an “Act of Terrorism,” as defined herein, when the loss directly or indirectly involves a release of biological, chemical, radiological or nuclear materials.

E.                                    Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard Policy form containing a standard war exclusion clause.

F.                                     Financial Guarantee and Insolvency.

G.                                   All treaty reinsurance assumed by the Company.

H.                                  Loss resulting from pollution, to the extent excluded under the Company’s Policy involved in the loss.

I.                                       The perils of flood, earthquake and storm surge per the Company’s original Policies.  It is further understood and agreed that the Company shall not offer flood, earthquake or Difference in Conditions coverage on a stand-alone basis.

J.                                       Loss or liability in any way or to any extent arising out of the actual, alleged or threatened presence of fungi, including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “microbial contamination.”  This includes:

1.                                     Any supervision, instruction, recommendations, warnings or advice given or which should have been given in connection with the above; and

2.                                     Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

For purposes of this exclusion, “microbial contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fursarium, Aspergillis Flavus and Stachybotrys chartarum.

Losses resulting from the above causes are excluded hereunder unless arising out of one or more of the following perils, in which case this exclusion does not apply:

Fire, lightning, explosion, aircraft or vehicle impact, escape of water from appliances, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, flood, freeze or weight of snow.

K.                                   Aviation.

L.                                    Fidelity and Surety.

M.                                Credit insurance.

N.                                   Title insurance.

O.                                   Builders risk and renovations.

P.                                     Protection Classes (PC) 9 and 10.

Q.                                   Vacant risks.

R.                                   Risks not 100% insured by the Company.

S.                                     Risks located on Barrier Islands from Texas to Maine.

T.                                    Losses emanating from a Named Storm, subject to the following territories:

1.                                     Risks located in the State of Florida.

2.                                     Risks located less than 10 miles inland from the coast in the State of Texas.

3.                                     Risks located less than 10 miles from the coast in the States of Alabama, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, and Virginia (excluding Washington DC) that have ISO Class Types 1 or 2 as described in the attached Exhibit A — ISO Types 1-6: Construction Code Descriptions.

4.                                     Risks located less than one mile inland from the coast in the States of Alabama, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, and Virginia (excluding Washington DC) that have ISO Class Types 1 or 2 as described in the attached Exhibit A — ISO Types 1-6: Construction Code Descriptions.

For purposes of this Contract, “Named Storm” means all loss or damage directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any storm or storm system declared by the US National Hurricane Center, US Central Pacific Hurricane Center, US Weather Prediction Center, or their successor organizations, all being divisions of the US National Weather Service to be a hurricane or tropical storm, and any successors thereof, and only if the named storm, and any successors thereof, has made landfall with hurricane or tropical storm force winds as declared by the US National Weather Service.

U.                                   1.                                     Notwithstanding any provision to the contrary within this reinsurance agreement, this reinsurance agreement excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto.

2.                                     As used herein, a Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where:

2.1.                           the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and

2.2.                           the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and

2.3.                           the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property.

3.                                     Notwithstanding the foregoing, losses resulting directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with any one of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow, riot, riot attending a strike, civil commotion, vandalism and malicious mischief shall be covered.

ARTICLE 8

SPECIAL ACCEPTANCE

A.                                   Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance.  The Reinsurer shall be deemed to have accepted a risk, if it has not responded within three business days after receiving the underwriting information on such risk.

B.                                   Notwithstanding the above, all risks with accumulated TIV’s greater than $13,000,000 will be submitted to the Reinsurer for Special Acceptance within 45 days after the accumulation breaches $13,000,000.

ARTICLE 9

PREMIUM

[***].

ARTICLE 10

REPORTS

A.                                   Within 45 days following the end of each quarter, the Company shall provide to the Reinsurer a bordereau report providing details of each risk ceded under this Contract during the quarter; to include the following information:

1.                                     Street Address.

2.                                     City.

3.                                     State.

4.                                     County.

5.                                     Zip Code.

6.                                     Protection Class.

7.                                     Construction Class.

8.                                     Total Insured Value (TIV).

9.                                     Number of Policies per Building.

B.                                   The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.

ARTICLE 11

DEFINITIONS

A.                                   1.                                     “Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, such loss to include Loss Adjustment Expense, 90% of any Extra Contractual Obligation and 90% of any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article.  For the avoidance of doubt, the “Ultimate Net Loss” shall include loss arising from the Third Party Property Damage coverage provided under HO-4 and HO-6 Policies.

2.                                     Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.                                     All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

4.                                     The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss.

5.                                     Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

B.                                   “Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:

1.                                     court costs;

2.                                     costs of supersedeas and appeal bonds;

3.                                     monitoring counsel expenses;

4.                                     legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.                                     post-judgment interest;

6.                                     pre-judgment interest, unless included as part of an award or judgment;

7.                                     a pro rata share of salaries and expenses of Company employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and

8.                                     subrogation, salvage and recovery expenses.

“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses.

C.                                   “Policy” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.  It is warranted that the maximum Policy period for any Policy reinsured hereunder shall be 12 months plus odd time, not to exceed 18 months in all, or so deemed.

D.                                   “Act(s) of Terrorism” shall be defined as in the Company’s original Policies or, if not defined therein, shall mean: the use of force or violence and/or the threat thereof committed for political, religious, or ideological purposes and with the intention to influence any government and/or to put the public, or any section of the public, in fear.

E.                                    The Company shall be the sole judge of what constitutes “one risk” for purposes of this Contract.  It is understood and agreed that one risk is a four wall structure for superior construction and/or by street address(es) for garden apartments.

F.                                     “Total Exposed Value” means, in respect of risks ceded to this Contract, the sum of total insured values excess of $3,000,000 each risk, not to exceed $10,000,000.

G.                                   1.                                     “Loss Occurrence” means the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event.  However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “Loss Occurrence” shall be further defined as follows:

a.                                     As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 120 consecutive hours arising out of and directly occasioned by the same event.

b.                                     As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event.  The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

c.                                      As regards earthquake and fire following directly occasioned by the earthquake, those earthquake losses and individual fire losses that commence during the period of 168 consecutive hours may be included in the Company’s “Loss Occurrence.”

d.                                     As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by the freezing and/or melting of ice, snow or sleet, or bursting frozen pipes and tanks, but not water damage caused by flood or surface water) may be included in the Company’s “Loss Occurrence.”

e.                                      As regards firestorms, brush fires and any other fires, irrespective of origin (except as provided in subparagraphs b and c above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within a 150- mile radius of any fixed point selected by the Company may be included in the Company’s “Loss Occurrence.”  However, an individual loss subject to this subparagraph cannot be included in more than one “Loss Occurrence.”

2.                                     The Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

3.                                     Only one period of consecutive hours shall apply with respect to one event, except that, as respects those “Loss Occurrences” referred to in subparagraphs G.1.a. and G.1.b. above, if the disaster, accident or loss occasioned by the event is of greater duration than 120 or 72 consecutive hours, respectively, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences” provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

4.                                     Losses arising from a combination of two or more perils as a result of the same event shall be considered as having arisen from one “Loss Occurrence.”  Notwithstanding the foregoing, the hourly limitations as stated above shall not be exceeded as respects the applicable perils, and no single “Loss Occurrence” shall encompass a time period greater than 168 consecutive hours.

ARTICLE 12

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.                                  This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.                                   This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.                                   An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.                                   For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.                                    Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.                                     However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.                                   In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 13

NET RETAINED LIABILITY

A.                                  This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.                                   The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 14

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company.  However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 15

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, Cohort, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 16

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.                                  The Company shall advise the Reinsurer promptly of all losses that, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurer.

B.                                   The Company in its full discretion shall investigate, defend, and resolve claims or proceedings affecting this Contract.  While the Reinsurer does not undertake to adjust, settle or compromise claims or losses, it shall nevertheless have the right and be given the opportunity, at its request and with the full cooperation of the Company, to appoint representatives at its own expense and to provide counsel and advice to the Company in the investigation or handling of any claims or losses involving this Contract.  Further, the Company agrees to provide information and updates to the Reinsurer at the Reinsurer’s reasonable request regarding such losses so that it might better formulate such counsel and advise.  For the purposes of clarity, the Reinsurer shall not have the right to attend meetings or participate in phone calls directly with the Insured or inspect the insured premises.

C.                                   As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss.

ARTICLE 17

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract.  In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

ARTICLE 18

CURRENCY

A.                                  Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.                                   For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States

Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 19

UNAUTHORIZED REINSURANCE

A.                                  This Article applies only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.

B.                                   The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer.  The “Reinsurer’s Obligations” shall be defined as follows:

1.                                     unearned premium (if applicable);

2.                                     known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.                                     losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;

4.                                     losses incurred but not reported and Loss Adjustment Expense relating thereto;

5.                                     all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.                                   The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC).  The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.                                   When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto.  When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations.  Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E.                                    The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.                                     to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.                                     to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.                                     to fund an account with the Company for the Reinsurer’s Obligations.  Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer.  Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement).  If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;

4.                                     to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

F.                                     If the amount drawn by the Company is in excess of the actual amount required for paragraphs E(1) or E(3) above, or in the case of paragraph E(4) above, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.  All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.                                   The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.                                  At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

1.                                     If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference.  Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.                                     If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit.  Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 20

TAXES

A.                                  In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.                                   1.                                     Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.                                     In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 21

ACCESS TO RECORDS

A.                                  The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice.  This right shall be exercisable during the term of this Contract or after the expiration of this Contract.  Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

B.                                   Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents.  However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents.  In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections.  The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.

C.                                   For purposes of this Article:

1.                                     “Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.

2.                                     “Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.

3.                                     “Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

ARTICLE 22

CONFIDENTIALITY

A.                                  The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company.  Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.                                     are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.                                     have been rightfully received from a third person without obligation of confidentiality; or

3.                                     were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.                                   Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.                                     when required by retrocessionaires as respects business ceded to this Contract;

2.                                     when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.                                     when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.                                   Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.                                   The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

E.                                    Notwithstanding the above, this Confidentiality Article and the Access to Records Article of this Contract shall comply with the confidentiality and non-disclosure agreement previously signed by the Company and the Reinsurer (the “NDA”).  The provisions of the NDA shall prevail in the event of conflict between the provisions of this Contract and the provisions of the NDA.

ARTICLE 23

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.                                  The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy.  The Company shall be the sole judge as to:

1.                                     what shall constitute a claim or loss covered under any Policy;

2.                                     the Company’s liability thereunder;

3.                                     the amount or amounts that it shall be proper for the Company to pay thereunder.

B.                                   The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy and under any regulatory requirement relating thereto.

C.                                   Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified within 90 days from the date it was required to be reported pursuant to the Reports Article.

ARTICLE 24

INSOLVENCY

A.                                  If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company.  Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder.  In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.                                   In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim.  It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor.  The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.                                   Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.                                   As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.  Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 25

ARBITRATION

A.                                  Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators.  Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.                                   One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing.  If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.                                   If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society — U.S. (ARIAS).  The members of the arbitration panel will be impartial, disinterested, and not currently representing any party participating in the arbitration, and will be current or former senior officers of insurance or reinsurance concerns, experienced in the line(s) of business that are the subject of this Contract.  If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.                                   Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.                                    The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence.  Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract.  The arbitration shall take place in New York, or at such other place as the parties shall agree.  The decision of any two arbitrators shall be in writing and shall be final and binding.  The panel is empowered to grant interim relief as it may deem appropriate.

F.                                     The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings.  Judgment upon an award may be entered in any court having jurisdiction thereof.

G.                                   Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator.  The remaining costs of the arbitration shall be allocated by the panel.  The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 26

SERVICE OF SUIT

A.                                  This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.                                   This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article.  This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.                                   In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.  The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.                                   Service of process in such suit may be made upon Messrs.  Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto.  The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

E.                                    Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 27

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE 28

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of New York, exclusive of conflict of law rules.  However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 29

ENTIRE AGREEMENT

This Contract, together with the NDA, sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract.  This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.  However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 30

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

ARTICLE 31

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder.  All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary.  Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer.  Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 32

MODE OF EXECUTION

A.                                   This Contract may be executed by:

1.                                     an original written ink signature of paper documents;

2.                                     an exchange of facsimile copies showing the original written ink signature of paper documents;

3.                                     electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.                                   The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract.  This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s), who also confirms the Company’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract, this 12th day of June, in the year of 2020.

LEMONADE INSURANCE COMPANY

including any and/or all companies that are or may hereafter become affiliated therewith

By:	/s/ Daniel Schreiber	Title:	President/CEO

AUTOMATIC FACULTATIVE PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE CONTRACT

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1.                                     This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.                                     Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.                                       Nuclear reactor power plants including all auxiliary property on the site, or

II.                                  Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.                             Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.                              Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.                                     Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

(a)                                where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)                                where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.  However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.                                     Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.                                     It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.                                     The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.                                     Reassured to be sole judge of what constitutes:

(a)                                substantial quantities, and

(b)                                the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

(a)                                all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)                                with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
NMA 1119

NOTES:  Wherever used herein the terms:

“Reassured”                          shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”                       shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”                          shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

1.                                     This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.                                     Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.                                       It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction

bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.                                  Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.                             The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either:

(a)                                become effective on or after 1st May, 1960; or

(b)                                become effective before that date and contain the Limited Exclusion Provision set out above,

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3.                                     Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability,

Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.                                       Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

(a)                                with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)                                resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.                                  Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief

first aid,

to expenses incurred with respect to

bodily injury, sickness, disease or death

bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.                             Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

resulting from the hazardous properties of nuclear material, if:

(a)                                the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)                                the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)                                 the

injury, sickness, disease, death or destruction

bodily injury or property damage

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.

property damage to such nuclear facility and any property thereat.

IV.                              As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; “nuclear facility” means:

(a)                                any nuclear reactor;

(b)                                any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste;

(c)                                 any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)                                any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste;

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property. “property damage” includes all forms of radioactive contamination of property.

V.                                   The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to:

(i)                                     Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)                                  statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(1)                                Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*NOTE.  The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NOTES:  Wherever used herein the terms:

“Reassured”                          shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”                       shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”                          shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

21/9/67
NMA 1590 (amended)

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.                                   Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.                                     Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.                                     Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.                                     Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.                                     Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.                                     Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.                                   If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.                                     Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.                                     Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

3.                                     Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.                                     Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.                                   If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE

Section A:

This Contract excludes:

a.                                     All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

b.                                     Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property, whether on a country-wide basis or in respect of designated areas.  This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

Section B:

1.                                     This Contract excludes business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in, any Pool, Association or Syndicate, whether by way of insurance or reinsurance, formed for the purpose of writing any of the following:

Oil, Gas or Petro-Chemical Plants

Oil or Gas Drilling Rigs and/or

Aviation Risks

2.                                     The exclusion under paragraph 1 of this Section B does not apply:

a.                                     Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

b.                                     To interests traditionally underwritten as Inland Marine and/or Stock and/or Contents written on a Blanket basis.

c.                                      To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under subparagraph (a).

NOTES:  Wherever used herein the terms:

“Company”                           shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”                       shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”                          shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

EXHIBIT A - ISO TYPES 1-6: CONSTRUCTION CODE DESCRIPTIONS

ISO Types 1-6: Construction Code Descriptions

ISO 1 – Frame (combustible walls and/or roof)

Class 1B

Buildings where the exterior walls are wood or other combustible materials, including construction where the combustible materials are combined with other materials such as brick veneer, stone veneer, wood iron-clad and stucco on wood.

Wood frame walls, floors, and roof deck

Brick Veneer, wood/hardiplank siding, stucco cladding

Wood frame roof with wood decking and typical roof covers below:

- *Shingles
- *Clay/concrete tiles
- *BUR (built up roof with gravel or modified bitumen)
- *Single-ply membrane
- *Less Likely metal sheathing covering
- *May be gable, hip, flat or combination of geometries

Roof anchorage

- *Toe nailed
- *Clips
- *Single Wraps
- *Double Wraps

Examples: Primarily Habitational, max 3-4 stories

ISO 2 – Joisted Masonry (JM) (noncombustible masonry walls with wood frame roof)

Class 2B

Buildings where the exterior walls are wood or other combustible materials, including construction where the combustible materials are combined with other materials such as brick veneer, stone veneer, wood iron-clad and stucco on wood.

Concrete block, masonry, or reinforced masonry load bearing exterior walls

- *if reported as CB walls only, verify if wood frame (ISO 2) or steel/noncombustible frame roof (ISO 4)
- *verify if wood frame walls (Frame ISO 1) or wood framing in roof only (JM ISO 2)

Stucco, brick veneer, painted CB, or EIFS exterior cladding

Floors in multi-story buildings are wood framed/wood deck or can be concrete on wood or steel deck.

Wood frame roof with wood decking and typical roof covers below:

- *Shingles
- *Clay/concrete tiles
- *BUR (built up roof with gravel or modified bitumen)
- *Single-ply membrane
- *Less Likely metal sheathing covering
- *May be gable, hip, flat or combination of geometries

Roof anchorage

- *Toe nailed
- *Clips
- *Single Wraps
- *Double Wraps

Examples: Primarily Habitational, small office/retail, max 3-4 stories

If "tunnel form" construction meaning there is a concrete deck above the top floor ceiling with wood frame roof over the top concrete deck, this will react to wind forces much the same way as typical JM construction. It is slightly better from a fire rating standpoint and from a wind standpoint in terms of potential damage if the wood frame is damaged. Please provide comments in the construction details of SOV for this type of construction.

A subset of JM Construction is Heavy Timber Joisted Masonry JM Class II, also known at ISO 7 (Class 7AB). This is Joisted Masonry constructed buildings where the following additional conditions exist: Where the entire roof has a minimum thickness of 2 inches with Roof Supported by timber and having a minimum dimension of 6 inches, or where the entire roof assembly is documented to have a UL wind uplift classification of 90 or equivalent.

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ISO Types 1-6: Construction Code Descriptions

ISO 3 - Non Combustible (NC)

Class 3B / NC-I (non-combustible)

Buildings where the exterior walls and the floors and roof are constructed of and supported by metal, asbestos, gypsum or other non-combustible materials.

Minimal combustible materials in the building construction

Typical steel frame walls with masonry in-fill, brick veneer, metal sheathing, EIFS. Steel framing is load bearing portion of the building frame. AMBS (all metal building system) pre-engineered construction is common. Light steel frame ISO 3 smaller geometry with no interior building support columns. Heavier ISO 3 larger geometries with internal support columns and heavier roof framing. If multi-story, floors are commonly concrete on steel frame on steel deck.

Roof deck and roof cover systems:

*Steel deck
- -BUR (built up roof with gravel or modified bitumen)
- -Single-ply membrane
- -Lesser extent foam/spray applied roof which is typically applied over an existing roof cover – this is not considered a roof cover replacement.
- -Usually flat/low sloped

*Metal
- -Lap seam metal panel (exposed fasteners)
- -Standing seam metal panel (concealed fasteners)
- -May or may not be coated/sealed
- -May be gable, hip, flat or combination of geometries

Roof anchorage:

*Light steel frame ISO 3 may still incorporate clips, single wraps, or double wraps

*Because of heavier construction with no wood framing in roof, roof to wall anchorage is typically an engineered bolted and/or **structural** roof connection. Toe nailing, Clips, single wraps, double wraps do not apply.

Examples: warehouses, manufacturing facilities

A subset of NC Construction is Superior Non-Combustible Construction NC-II, also known as ISO 8 (Class 8AB). This shall apply to Non-combustible constructed buildings where the following additional conditions exist: Where the entire roof is constructed of 2 inches of masonry on steel supports; or, where the entire roof is constructed of 22 gauge metal (or heavier) on steel supports; or, where the entire roof assembly is documented to have a wind uplift classification of 90 or equivalent.

ISO 4 - Masonry Non Combustible (MNC)

Class 4AB / MNC-I

Buildings where the exterior walls are constructed of masonry materials as described in code 2 above, with the floors and roof of metal or other non-combustible materials.

Concrete block, reinforced masonry, tilt-up concrete load bearing walls – may be combined with some heavy steel framing. Floors commonly concrete on steel deck for multi-story buildings. Roof construction is typically heavy steel frames.

Roof deck and roof cover systems:

*Steel deck with insulation boards (commonly called insulated steel deck roofing system)
- -BUR (built up roof with gravel or modified bitumen)
- -Single ply membrane
- -Lesser extent foam/spray applied roof which is typically applied over an existing roof cover – this is not considered a roof cover replacement.
- -Flat/low sloped

*Lightweight insulating concrete or gypsum board on steel deck
- -BUR (built up roof with gravel or modified bitumen)
- -Single ply membrane
- -Lesser extent foam/spray applied roof which is typically applied over an existing roof cover – this is not considered a roof cover replacement.

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ISO Types 1-6: Construction Code Descriptions

-Flat/slow slope
-Sometimes possibly heavier concrete on steel deck or precast concrete panels for roof frame may still be considered ISO 4 if exposed steel is not fire proofed to obtain fire ratings needed to be ISO 5.

*Steel frame with metal sheathing roof cover
-Lap seam metal panel (exposed fasteners)
-Standing seam metal panel (concealed fasteners)
-May or may not be coated/sealed
-May be gable, hip, flat or combination of geometries

Roof anchorage
*Because of heavier construction with no wood framing in roof, roof to wall anchorage is typically an engineered bolted and/or **structural** roof connection. Toe nailing, Clips, single wraps, double wraps do not apply.

Walls have minimum 1 hour fire rating

Examples: shopping centers, strip centers, office buildings, warehouses, schools

A subset of MNC Construction is Superior Masonry Non-Combustible Construction MNC-II, also known as ISO 9 (Class 9A). This shall apply to Masonry Non-combustible constructed buildings where the following additional conditions exist: Where the entire roof is constructed of 2 inches of masonry on steel supports; or, where the entire roof is constructed of 22 gauge metal (or heavier) on steel supports; or, where the entire roof assembly is documented to have wind uplift classification of 90 or equivalent.

ISO 5 - Modified or Semi Fire Resistive (MFR or SFR)

Class 5A

Overall construction of fire resistive materials with fire rating less than 2 hours but greater than 1 hour. Exterior walls, floors and roof deck typically of masonry materials not less than 4 in thick but less thick than required for the 2 hour minimum rating for fire resistive construction.

Protected steel and/or concrete or heavy masonry walls and floors.

Semi wind resistive

Roof deck and roof cover systems

*Heavy steel frame with concrete poured on steel deck
-BUR (built up roof with gravel or modified bitumen)
-Single ply membrane
-Lesser extent foam/spray applied roof which is typically applied over an existing roof cover – this is not considered a roof cover replacement.
-Flat/low sloped
-Exposed steel must be fireproofed to achieve required fire rating

*Precast concrete (PC) panels
-BUR (built up roof with gravel or modified bitumen)
-Single ply membrane
-Lesser extent foam/spray applied roof which is typically applied over an existing roof cover – this is not considered a roof cover replacement.
-Flat/low sloped

*Steel deck with insulation boards, gypsum, lightweight insulating concrete
-BUR (built up roof with gravel or modified bitumen)
-Single ply membrane
-Lesser extent foam/spray applied roof which is typically applied over an existing roof cover – this is not considered a roof cover replacement.
-Flat/low sloped
-Exposed steel must be fire proofed to achieve required fire rating.

Roof anchorage
*Because of heavier construction with no wood framing in roof, roof to wall anchorage is typically an engineered bolted and/or **structural** roof connection. Toe nailing, Clips, single wraps, double wraps do not apply.

Examples: high and mid-rise office buildings and condos

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ISO Types 1-6: Construction Code Descriptions

ISO 6 - Fire Resistive (FR)

Class 6A

Fire rating not less than 2 hours for walls, floors, and roofs. This typically requires walls of masonry materials minimum of 4 in thick, hollow masonry minimum 8 in thick, floors and roofs minimum of 4 in thick reinforced concrete, and any structural steel load bearing components with minimum of 2 hour fire rating.

Reinforced Concrete Construction building frame and floors and/or very well protected steel and concrete

Floors are minimum 4" cast in place concrete, precast concrete or concrete on protected steel

Wind resistive

Precast construction - brought in from elsewhere / Cast in Place is poured on site

Roof deck and roof cover systems

*Cast in place reinforced concrete or precast concrete

-BUR (built up roof with gravel or modified bitumen)

-Single ply membrane

-Lesser extent foam/spray applied roof which is typically applied over an existing roof cover – this is not considered a roof cover replacement

-Flat/low sloped

-In some cases, structural concrete poured on steel deck, but exposed steel must be fireproofed to achieve required minimum 2 hour fire rating

-If exposed concrete, such as on parking deck, leave roof cover as Unknown on SOV. This is typically an exposed or sealed concrete roof deck and the ISO 5 or 6 construction and occupancy will account for the roof deck/cover type. Can provide construction comment on SOV.

Roof anchorage

*Because of heavier construction with no wood framing in roof, roof to wall anchorage is typically an engineered bolted and/or **structural** roof connection. Toe nailing, Clips, single wraps, double wraps do not apply.

Examples: high-rise office buildings and condos, parking garages

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INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”)

of

ARCH REINSURANCE COMPANY

(the “Subscribing Reinsurer”)

as respects the

AUTOMATIC FACULTATIVE PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE CONTRACT

Effective: July 1, 2020

(the “Contract”)

issued to and executed by

LEMONADE INSURANCE COMPANY

New York, New York

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

The Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be [***]%.

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

This Agreement shall become effective at 12:01 a.m., Standard Time, July 1, 2020 and shall be subject to the provisions of the Term Article and the Special Termination Article and all other terms and conditions of the Contract.

As respects the Reinsurer’s share hereunder, Article 22 — Confidentiality, is amended as follows:

1.         Paragraph B. is amended to read:

B.        Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, except:

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1.         when required by attorneys, affiliates, agents and retrocessionaires as respects business ceded to this Contract;

2.         when  required  by  regulators  performing  an  audit  of  the  Reinsurer’s records and/or financial condition;

3.         when  required  by  external  auditors  performing  an  audit  of  the  Reinsurer’s records in the normal course of business; or

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

2.         Paragraph E. is deleted in its entirety.

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the Department of Financial Services of the State of New York. The Subscribing Reinsurer consents to withdrawals from  said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

Brokerage hereunder is [***]% of gross ceded premium.

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

on this 12th day of June , in the year 2020.

ARCH REINSURANCE COMPANY

/s/ Lisa B. Mullany

Lisa B. Mullany

Hybrid Solutions Director, Referral Director

Reference:   J187854

LEMONADE INSURANCE, INC.

AUTOMATIC FACULTATIVE PROPERTY PER RISK EXCESS OF LOSS
REINSURANCE CONTRACT

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